Exhibit 10.12

MASTER LETTER OF CREDIT AGREEMENT - SECURED

Master Letter of Credit Agreement between TD Bank, N.A. (the “Bank”) and Sidoti & Company, LLC (the “Customer”).

In consideration of issuance by Bank, or a correspondent bank if Bank so requests, from time to time, upon Customer’s application and at Bank’s option, of one or more standby or commercial letters of credit (all the provisions of this Agreement, except as specifically noted otherwise, apply to both standby and commercial letters of credit, and both such types of letters of credit are hereinafter referred to as a “Credit”) the undersigned Customer, intending to be legally bound hereby, agrees with Bank that the following terms and conditions shall apply to each Credit issued by Bank for Customer’s account:

1.            Applications for the Issuance of Credit:      Customer shall request the issuance of any Credit pursuant to this Agreement by completing Bank’s then current application form or by any other means permitted by Bank’s then current application procedures (hereinafter, each such request shall be referred to as an “Application”). Each Application shall constitute a certification by Customer that any representation, warranty or commitment made by Customer in this Agreement is true and correct as of the date of such Application. Upon Bank’s receipt of an Application, Bank may elect but shall not be required to issue a Credit in response thereto. Amendments to any Application and requests to amend any Credit issued by Bank shall be in accordance with Bank procedures governing such amendments. Upon Bank’s receipt of a request for amendment of a Credit, Bank may elect, but shall not be required, to so amend such Credit. Customer expressly acknowledges and agrees that in order to make Applications or request amendments by certain means permitted by Bank’s procedures (including, but not limited to, electronic transmissions), Customer shall be required to execute one or more additional agreements governing Customer’s mutual rights and duties with respect thereto. From time to time, Bank may request a correspondent bank to issue the Credit.

2.           Customer’s Payment Obligations:

(a)           Customer agrees to pay Bank UPON DEMAND and in same-day funds at Bank’s office (or such other place as Bank shall designate):

(i)          as to any drafts or claims payable in United States currency drawn under or made in connection with any Credit, all amounts paid or payable by Bank under or pursuant to such Credit;

(ii)        as to any drafts or claims payable in currency other than United States currency drawn under or made in connection with any Credit, the equivalent in United States currency of the amount paid or payable by Bank at Bank’s then-applicable selling rate of exchange for such foreign currency, for cable transfers to the place of payment of the foreign currency, together with interest thereon from the date of Bank’s payment or, if Bank elects, the actual cost to Bank (after exchange commissions) of settlement of Bank’s obligation to the drawer of the draft of claimant of funds under the Credit;

(iii)      a fee or commission for each Credit issued by Bank at such rate as Bank determines to be proper in connection with any Credit;

(iv)      all costs and expenses incurred by Bank or any correspondent bank in connection with the Credit or this Agreement, including reasonable attorney and paralegal fees, disbursements and other legal expenses including, without limitation, such fees and expenses arising in any bankruptcy proceedings, (collectively “Legal Expenses”) and charges of other banks;

(v)       such amounts as may be necessary to compensate Bank for any increased cost attributable to a Credit resulting from any law or regulation, any change in any law or regulation, or any interpretation thereof by any court or administrative or governmental authority charged or claiming to be charged with the administration thereof, or any change in generally accepted accounting principles applicable to Bank, which shall (i) impose, modify or make applicable any reserve, special deposit or similar requirement against any Credits issued by Bank or with respect to this Agreement, the Credit or any related document or any transactions hereunder or thereunder, or (ii) impose on Bank any other condition regarding this Agreement, the Credit or any related document, or (iii) subject Bank to any tax, charge, fee, deduction or withholding of any kind whatsoever, and the result of any such event or any similar measure, shall be to increase the cost to Bank of issuing or maintaining any Credit or reduce the amount of principal of, interest on, or any fee or compensation receivable by Bank in respect of any Credit or this Agreement;

(vi)      a fee which will adequately compensate Bank, in Bank’s reasonable judgment, for any adverse impact on Bank due to any change in applicable law or regulations, or any interpretation thereof by any court or administrative or governmental authority charged or claiming to be charged with the administration thereof, or any change in generally accepted accounting principles applicable to Bank, which do not increase any cost to Bank or decrease any fee or compensation to Bank. For the purpose of Section 2(a)(v) and (vi) of this Agreement, Bank’s determination of such increased cost and the allocable share attributable to each Credit shall be deemed correct in the absence of manifest error, and any other reference to Bank shall be deemed to include any person to whom Bank has sold a participation in any Credit under this Agreement.

(vii)     any amounts arising and owing from Customer or for which Customer is liable, arising under any agreements, relating to any such Credit or any application.

(b)          All payments to which Bank is entitled pursuant to this Section 2 shall be made by Customer in United States currency, unless Customer obtains Bank’s prior consent to receive payments

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in another currency. In the event Bank so consents, Customer agrees to pay Bank, in accordance with Bank’s then-current exchange rates, plus Bank’s applicable exchange commissions.

(c)           All payments to which Bank is entitled pursuant to this Section 2 shall be made to Bank free and clear of and without deduction for any present and future taxes, exchange regulation charges or other levies, deductions or withholdings of any kind and all liabilities with respect thereto.

(d)           If Bank so elects, Customer authorizes Bank to charge any of Customer’s accounts with Bank at any of Bank’s branches for all monies paid or owed by Customer to Bank in connection with any Credit. Alternatively, Customer expressly authorizes Bank to obtain, on Customer’s behalf, payment from any of Bank’s affiliates where Customer maintains any account or accounts.

(e)           If any amounts payable to Bank pursuant to this Section 2 are not paid when due, such amounts shall thereafter bear interest at the default rate of four percent (4%) greater than the floating rate of two percent (2%) above the Wall Street Journal Prime Rate, or if such Wall Street Journal Prime Rate shall cease to be published, a comparable rate established by Bank in its reasonable discretion. Interest shall be calculated thereon for the actual number of days that principal is outstanding based on a year of 360 days. If such increased rate of interest may not be collected under applicable law due to amount limitations then at the maximum rate of interest, if any, which may be collected under applicable law. Customer expressly acknowledges and agrees that Bank shall have the unrestricted right to demand payment reasonably in advance of the presentation of any sight drafts or payment demands or the maturity of any time drafts and that, for all purposes of this Agreement, the date of Bank’s demand shall be the date upon which payment is due Bank.

(f)            The drawn amount (to the extent unreimbursed to Bank) and the undrawn amount of all Credits shall constitute outstanding advances by Bank for purposes of calculating credit availability under any line of credit or revolving credit facility made available by Bank to Customer.

(g)           Customer agrees to indemnify, defend and hold harmless Bank and Bank’s correspondents from any loss, cost (including, but not limited to Legal Expenses), or damage arising in connection with any request for issuance of, payment under, or otherwise related to a Credit not involving Bank’s gross negligence or willful misconduct, including but not limited to (i) any failure of the Customer to comply with the terms of this Agreement, (ii) obligations and responsibilities imposed by foreign laws or customs for which the Customer is liable to indemnify the Bank under the UCP, or (iii) Bank’s dishonor of a draft or demand at the Customer’s request or pursuant to an injunction. For purposes of the Indemnification obligations provided for in this Section (2)(g), “Bank” shall include Bank’s officers, directors, employees agents and affiliates. Bank shall have the right to select counsel employed by Customer in any defense initiated pursuant to this Section (2)(g).

3.             Customer Examination of Credits, Instruments and Documents; Discrepancies:

(a)           As to any Credit to be issued by Bank, Customer will promptly examine a copy of the Credit (and any amendments thereof) sent to Customer by Bank and all instruments and documents (or copies thereof) delivered to Customer from time to time by Bank, as Customer will, within one (1) business day of Customer’s receipt thereof, notify Bank by telecommunication or other expeditious means of communications of any discrepancy, irregularity or claim of non-compliance with Customer instructions as set forth in the appropriate Application. Customer will be conclusively deemed to have waived any such claim against Bank and any correspondent bank in connection with any Credit unless Customer notifies Bank in accordance with the preceding sentence. As used in this Agreement, the term “business day” shall mean any day upon which Bank is open for the conduct of substantially all of Bank’s banking functions.

(b)           In the event Bank notifies Customer of any discrepancy between any instruments or documents presented under any Credit and the requirements of such Credit, Customer will, within one (1)business day of Customer’s receipt of such notice (or such shorter interval as circumstances may require and Bank shall advise Customer), notify Bank by telecommunication or other expeditious means of communication as to Customer’s acceptance or non-acceptance thereof. Customer will be conclusively deemed to have waived any claim of improper honor or dishonor of any Credit, unless Customer notifies Bank in accordance with the preceding sentence.

4.             Commercial Credits:

The provisions of this Section 4 apply only to commercial Credits:

(a)           Customer will keep all property shipped in connection with any commercial Credit insured in amounts, against risks and with insurers satisfactory to Bank, assign the policies or certificates to Bank or make loss payable to Bank, at Bank’s option, and furnish Bank on request with evidence of compliance with the foregoing. If Bank at any time and in connection with any commercial Credit, deems such insurance inadequate, Bank may procure additional insurance at Customer’s expense.

(b)           Customer will procure all licenses and comply with all formalities necessary for the import, export and shipping of any property in connection with any commercial Credit and shall comply with all applicable domestic and foreign laws, orders and regulations (including those relating to exchange); upon Bank’s request Customer shall promptly furnish Bank with certificates evidencing such compliance. Customer hereby certifies and warrants to Bank that transactions with respect to any

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property shipped in connection with any commercial Credit are not prohibited under any United States law, order or regulation and that any shipment covered by any Credit or any documents required thereunder shall fully conform to all existing United States laws, orders and regulations.

(c)            If Bank, at its discretion, delivers to Customer all or part of the goods or documents referred to in or shipped in connection with any commercial Credit before full payment of all Obligations (as defined in Section 6 hereof) secured thereby, Customer will execute and deliver such security agreements and financing statements, and will carry and furnish evidence of such assurance, as Bank may request, and Customer will pay all required filing fees. Bank’s rights specified herein shall be in addition to Bank’s rights under any applicable law or other agreement.

(d)           If Bank agrees to issue any commercial Credit permitting the direct consignment of goods to Customer or Customer’s agents, Customer agrees to hold any goods so received in trust for Bank readily identifiable and stored separately and intact under separate accounting as Bank’s property and to execute and deliver such security agreements as Bank deems appropriate until Customer has: (i) accepted or rejected the related documents; and (ii) made full payment of all indebtedness arising under such Credit.

(e)            If Bank, in Bank’s discretion, and at the Customer’s request, delivers to Customer all or any part of the documents referred to in or goods shipped in connection with any commercial Credit prior to Bank’s acceptance or payment of the related draft or drafts, or, in the case of any undertaking by Bank to expedite the delivery of goods prior to the arrival of the pertinent documents, Customer is authorizing Bank to accept and pay such draft(s) notwithstanding any discrepancies that may arise in relation thereto.

(f)            Except as written instructions expressly to the contrary have been received by Bank from Customer in any Application or prior to the issuing of any commercial Credit and incorporated in such commercial Credit, Customer agrees that (i) drafts under any commercial Credit may, at drawer’s option, be drawn “without recourse”, (ii) commercial Credit advice may, at Bank’s option, be sent either to the commercial Credit beneficiary or to a correspondent bank and commercial Credits may be designated as freely negotiable with the correspondent named; (iii) part shipments may be made under any commercial Credit and Bank or correspondent bank may honor the related draft or payment demand without inquiry, regardless of any apparent disproportion between the quantity shipped and the amount of the related draft or payment demand, and the total amount of the commercial Credit and total quantity to be shipped under the commercial Credit; (iv) Bank may accept or pay, as complying with the terms of any commercial Credit, any drafts or other documents otherwise in order which may be signed or issued by the administrator, executor, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver, successor, legal representatives or other party succeeding de facto or de jure to the powers, rights or privileges of the party who is authorized under the commercial Credit to draw or issue any drafts or other documents, and (v) Bank and any of Bank’s correspondents may (A) receive and accept as a “bill of lading” or “airbill” under any commercial Credit any document issued or purporting to be issued by or on behalf of any carrier which acknowledges receipt of property for transportation, whatever the specific provisions of such document, (B) without limiting any other provisions of this Agreement, accept documents of any character which comply with the provisions, definitions, interpretations and practices contained in the International Chamber of Commerce Uniform Customs and Practice for Documentary Credits No. 600 (effective July 1, 2007) and subsequent revisions thereof which shall supersede inconsistent provisions of applicable law to the extent not prohibited by applicable law, and (C) accept or pay any draft or payment demand dated on or before the expiration of any time limit expressed in any commercial Credit, regardless of when drawn and when or whether negotiated, provided the other required documents are dated prior to the expiration date of the commercial Credit.

5.             Responsibilities and Limitations Thereon:

(a)           Bank or its correspondent bank shall honor drafts which comply with the terms and conditions of the Credit and shall not be required to consult with Customer prior to doing so. Bank or correspondent bank, in its sole discretion, shall determine whether the beneficiary’s presentation appears on its face to conform with the terms and conditions of the Credit.

(b)           Customer agrees that neither Bank nor any correspondent bank shall be responsible for, and Customer’s obligation to pay or reimburse Bank shall not be affected by (i) acts or omissions of any other person, including, without limitation, any beneficiary or assignee of any Credit, and any correspondent bank, agent or sub-agent; (ii) the existence, character, nature, quality, quantity, condition, packing, value or delivery of goods purporting to be represented by documents, or any difference of goods from that expressed in documents; (iii) the validity, sufficiency, genuineness or collectability of documents (including insurance) or instruments, or of any endorsements thereon; (iv) any irregularity in connection with shipment including, without limitation, any default or fraud by the shipper or others, the time, place, manner or order of shipment, non-shipment of goods or partial or incomplete shipments, failure to arrive or delay in arrival of goods or documents, or failure to give notice of shipment or arrival of goods or documents; (v) breach of contract or fraud between Customer and any Credit beneficiary or any other party or the use which may be made of any Credit or funds obtained thereunder by any Credit beneficiary or other party; (vi) consequences of compliance with laws, orders, regulations or customs in effect in places of negotiation or payment of any Credit; (vii) failure of drafts or other payment demands to bear reference or adequate reference to any Credit, failure of documents to accompany drafts at negotiation, failure of negotiating banks to comply with Bank’s directions, or failure of any party to surrender or take up any Credit, or failure of any party to note the amount of any draft or payment demand on the reverse side of any Credit, or forward documents apart from drafts as required by the

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terms of any Credit (each of which requirements Bank may waive even if included in any Credit); (viii) errors, omissions, interruptions or delays in transmission or delivery of any messages, however sent and whether plain or in code or cipher, or errors in translation or interpretation of technical or other terms; or (ix) without limiting the foregoing, any act or omission of Bank not done or omitted in bad faith.

(c)           Bank shall have no duty to inquire into: (i) the existence of any disputes or controversies between Customer and the beneficiary of any Credit or any other person, or (ii) the truth, accuracy or occurrence of any fact or event referred to in any certificate or other document presented under or in connection with any Credit. Bank’s sole obligation shall be limited to honoring requests for payment made under and in compliance with any Credit notwithstanding: (A) any assistance which Bank may have rendered in connection with the preparation of the wording of the Credit or any certificate or other documents required to be presented thereunder, or (B) any awareness or knowledge which Bank may have concerning any transaction giving rise to any Credit.

(d)           If Customer requests the Inclusion in any Credit of any provision for credit advances to the beneficiary, Bank may make in such Credit any provision in that respect which Bank deems appropriate, under which any bank entitled to negotiate drafts under the Credit, acting in its discretion in each instance and upon written request from the beneficiary, may make any one or more clean advances at any time on or prior to the date by which drafts and documents are to be negotiated under the Credit. The aggregate of such advances shall in no event be more than the amount specified in the related Application, and in no event shall any such advance exceed the amount remaining available under the Credit at the time of advance. If the beneficiary fails to repay the advancing bank for any such advance, Customer shall on demand pay Bank the amount thereof as if such advance were evidenced by a draft or drafts under the Credit, together with interest on each such amount for the period that the same shall have been outstanding at the rate required by the advancing bank, unless limited by the Credit, otherwise at the rate referenced in Section 2 of this Agreement. It is understood that neither Bank nor any bank which makes any such advance shall be obligated to inquire into the use that may be made thereof by the beneficiary and that Bank and each such bank shall be without liability for any wrongful use that may be made by the beneficiary of any funds so advanced.

6             Security, Default:

(a)           To the extent Customer has previously granted Bank security interests, liens and/or mortgage(s) on the real and/or personal property of the Customer to secure indebtedness owing from Customer to Bank, Customer hereby grants to Bank a lien or mortgage on and security interest in such property to secure all Obligations arising under this Agreement. To the extent that such property exists as of the date of this Agreement, or will exist at some future date, in either case pursuant to existing agreements or mortgages, such agreements and mortgages are hereby amended to secure the Obligations arising under this Agreement if they do not already do so. To the extent such property comes to exist at some future date pursuant to agreements or mortgages not yet existing, such agreements and mortgages shall be deemed to secure the Obligations arising under this Agreement if they do not do so by their terms. Customer shall deliver to Bank, and/or grant Bank a security interest in, on demand, such other property, of value and character satisfactory to Bank, to secure the Obligations arising under this Agreement, as Bank may require in its sole discretion.

(b)           Customer hereby grants Bank a continuing security interest in and recognizes and admits Bank’s unqualified right to the possession and disposition of any and all property shipped under or pursuant to or in connection with any Commercial Credit or in any way relative thereto, and in and to all shipping documents, warehouse receipts, policies or certificates of insurance and other documents or instruments accompanying or relative to drafts and in and to the proceeds to each and all of the foregoing, all to be held by Bank subject to the terms of this Agreement as collateral security for the prompt and unconditional payment of any and every obligation and liability of Customer to Bank and Bank’s claims of every nature and description against Customer, whether or not represented by negotiable instruments or other writings, whether now existing or hereafter incurred, originally contracted with Bank and/or with another or others and now or hereafter owing to or acquired in any manner by Bank, whether contracted by Customer alone or jointly or severally with another or others, direct or indirect, absolute or contingent, secured or not secured, matured or unmatured including, without limitation, all amounts owing to Bank from Customer under this Agreement (all of the foregoing are hereinafter called “Obligations”).

(c)           In order to further secure the payment of such Obligations, Bank is hereby also granted a continuing security interest for the amount of all Obligations upon any and all property in which Customer has an interest, now or hereafter in Bank’s actual or constructive possession, or now or hereafter in transit to Bank or Bank’s correspondents or agents from or for Customer, whether for safekeeping, custody, pledge, transmission, collection or otherwise, including without limitation, investment property, and in all of Customer’s now existing or hereafter arising deposit accounts with Bank or Bank’s affiliates and credits with, and Customer’s claims against Bank at any time. In addition to all other rights and remedies, Bank shall have the rights of a secured party under the UCC. Failure of Bank to take necessary steps to preserve rights against any parties with respect to any property in Bank’s possession shall not be deemed a failure to exercise reasonable care.

(d)           The property referred to in subsections (a), (b) and (c) of this Section 6, and any other property in which Bank may now or hereafter be granted a security interest or which may be deposited with Bank or Bank’s agents to secure Obligations, are hereinafter collectively called “Collateral”. Without notice to or further assent by Customer, the liability of any party for or upon Obligations or Collateral may

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from time to time, in whole or in part, be renewed, extended, modified, compromised or settled for cash, credit or otherwise by Bank, upon any terms and conditions Bank may deem advisable, and Bank may discharge or release said other person(s) from such liabilities and/or exchange, sell or surrender any of the Collateral from time to time. Bank shall not be liable for any failure to collect or demand payment of or to protest or give any notice of non-payment respecting the Collateral or any part thereof, or for any delay in so doing. Bank shall not be required to keep the Collateral identifiable or otherwise to take any action with respect thereto. Without notice Bank may exercise any of Customer’s rights with respect to Collateral and may, at any time or times, before or after maturity of any Obligations, transfer into the name of Bank or Bank’s nominee all or any part of the Collateral. Bank may endorse Customer’s name or names on all notes, checks, drafts, bills of exchange, money orders or commercial paper included in Collateral or representing the proceeds thereof.

(e)           If Customer shall fail to perform any agreement herein contained or contained in any security agreement or other agreement or application for issuance of a Credit delivered by Customer to Bank, or if Customer defaults in the punctual payment of any sum payable upon Obligations or Collateral, or upon the happening with respect to Customer of any of the following: the commencement of any proceeding suit or action for reorganization, dissolution or liquidation; suspension or liquidation of Customer’s usual business; insolvency; the filing of a petition under any of the provisions of the Bankruptcy Act or amendments thereto; dissolution or death; application for, or appointment of, a conservator, rehabilitator or receiver for any of Customer or Customer’s property in any jurisdiction; issuance of any injunction or an order of attachment; the calling of a meeting of creditors; appointment of a committee of creditors or liquidating agent; offering a composition or extension to creditors; assignment for benefit of creditors; making or sending notice of an intended bulk transfer; failure, after demand, to furnish any financial information or to permit the inspection of books or records of account; the making of any misrepresentation to Bank for the purpose of obtaining credit or an extension of credit; or if the condition or affairs of Customer shall so change, as, in Bank’s opinion, shall impair Bank’s security interest or increase Bank’s credit risk, or if Bank otherwise deems itself insecure – then in any of those events all of the said Obligations, although not yet due, shall, without notice or demand, forthwith become and be immediately due and payable at Bank’s option, notwithstanding any time, credit or grace period otherwise allowed under any of said Obligations or under any instrument evidencing the same.

(f)            Upon the happening of any of the events set forth in subsection (d) hereof and at any time thereafter, Bank shall have, In addition to all other rights and remedies, the remedies of a secured party under the Uniform Commercial Code then in effect in the State of New York. Upon Bank’s request, Customer shall assemble the Collateral and make the same available to Bank at a place to be designated by Bank which is reasonably convenient to Bank and Customer. Bank will give Customer at least five (5) days notice of the time and place of any public sale of any of the Collateral, or of the time after which any private sale or any other intended disposition thereof is to be made. No such notice need to be given with respect to Collateral which is perishable or threatens to decline speedily in value or is a type customarily sold on a recognized market. Any sale or other disposition of Collateral permitted hereunder may be made without any warranties by Bank, may be made by an auctioneer or by any other means (at Bank’s discretion), may be made without any registration of securities, and all such sales or dispositions will be deemed to be commercially reasonable. Bank may apply the net proceeds of any sale, lease or other disposition of Collateral, after deducting all costs and expenses of every kind incurred therein or incidental to the retaking, holding, preparing for sale, selling, leasing or the like of the Collateral or in any way relating to Customer’s rights thereunder (including Legal Expenses) to the payment, in whole or in part, in such order as Bank may elect, of one or more of said Obligations, whether due or not due, absolute or contingent, making proper rebate for interest or discount on items not then due, and only after so applying such proceeds and after the payment by Bank of any other amounts required by any existing or future provision of law (including Section 9-504(1)(c) of the Uniform Commercial Code of any jurisdiction in which any of the Collateral may at the time be located) need Bank account for the surplus, if any. Customer shall remain liable to Bank for the payment of any deficiency, with interest.

(g)           Customer authorizes Bank to file financing statements at any time with respect to any Collateral. At any time on Bank’s request, Customer will sign financing statements, security agreements or other agreements with respect to any Collateral, or upon Customer’s failure to do so Customer hereby irrevocably appoints Bank (and its duly authorized officers) as its true and lawful agent and attorney-in-fact to execute the aforesaid documents on its behalf or to take any action desirable to Bank, in its discretion, to effect, protect, perfect, or preserve Bank’s lien or mortgage interest on the Collateral and any liquidation thereof provided for herein, and any expense borne by the Bank in exercising such power of attorney shall be due on demand from Customer and secured by the Collateral. Bank’s address for purposes of demanding termination of security interests created hereby shall be:

TD Bank, N.A.

ATTN:   Collateral Department

2059 Springdale Road

Cherry Hill, New Jersey 08003.

Customer agrees to pay all filing fees and reimburse Bank for all costs and expenses of any kind incurred in any way in connection with the Collateral.

(h)          Bank may assign or transfer all or any part of said Obligations and may transfer, as security therefore, all or any part of the Collateral and thereafter Bank shall be fully discharged from all liability and responsibility with respect to the Collateral so transferred and the transferee shall be vested

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with all of Bank’s powers and rights hereunder with respect to such Collateral, but with respect to any Collateral not so transferred, Bank shall retain all rights and powers hereby given.

7.             Miscellaneous:

(a)           Customer shall furnish Bank with a list of persons authorized to act for Customer in connection with this Agreement, any Application or any Credit issued by Bank. Bank shall be authorized and entitled to rely upon any written or electronically-transmitted Application or other communication or any message received or purporting to be received from one of such persons or any other person reasonably believed by Bank to be duly authorized to act for Customer hereunder.

(b)           Customer will not assign any of Customer’s rights and obligations hereunder unless Bank’s prior consent is obtained. Customer acknowledges and agrees that Bank may freely assign or delegate any of Bank’s rights and duties hereunder or in connection with any Credit issued by Bank to any entity which: (i) is controlled by Bank; or (ii) under common control with Bank; or (iii) controls Bank.

(c)           Customer further covenants and agrees that none of the transactions contemplated by this Agreement are intended to and shall not constitute a “deposit” within the meaning of 12 U.S.C sS 1813(1) and in the event of Bank’s failure to fulfill Bank’s obligations in whole or in part, with respect to a draw on any Credit, neither Customer nor Customer’s successors or assigns will make any claim against the Federal Deposit Insurance Corporation with respect thereto.

(d)           This Agreement shall continue in full force and effect as to all Credits which Bank may issue for Customer’s account or on Customer’s behalf. This Agreement is not a commitment to issue or amend any one or more Credits, and notwithstanding anything to the contrary herein, Bank shall be entitled to refuse to issue or amend any Credits without cause and in Bank’s complete discretion.

(e)           Bank may request another bank to issue the Credit on Customer’s behalf. Such arrangement shall be deemed independent of the underlying transaction for which the Credit is obtained. Customer acknowledges and agrees that such a Credit may be subject to foreign laws, customs and regulations which may be in force in any place of negotiation or payment thereof and Customer agrees that Customer’s obligations to Bank under this Agreement shall not be excused or modified as a result of any such laws, customs or regulations or the effect of such laws, customs or regulations on such Credit.

(f)            If any provision of these terms and conditions is, or becomes, prohibited or unenforceable In any jurisdiction, such prohibition or unenforceability shall not invalidate, affect or impair any of the remaining provisions hereof or render unenforceable the provision in any other jurisdiction.

(g)           No delay on Bank’s part or on the part of any assignee in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The rights and remedies herein expressly specified are cumulative and not exclusive of any other rights or remedies which Bank or Bank’s assigns may otherwise have or would have under applicable law.

(h)           The word “Customer” is used herein for convenience of reference only and shall be deemed to refer to the undersigned and to each of them if more than one, regardless of number, each of which shall be jointly and severally liable hereunder and all provisions hereof regarding Customer’s liabilities or property and security shall apply to any liability or any security or property of Customer. If this Agreement is signed by a partnership, the members thereof shall be individually bound and liable hereunder.

(i)            The word “Bank” is intended to mean TD Bank, N.A. and/or any of its affiliates as circumstances warrant their participation in a transaction contemplated by this Agreement. “Affiliates” shall be deemed to mean any entities owned by Bank or under common ownership with Bank.

(j)            Except and to the extent inconsistent with the specific provisions of this Agreement each Credit hereunder and all transactions in connection therewith shall be interpreted, construed and enforced according to: (i) the International Chamber of Commerce Uniform Customs and Practice for Documentary Credits No. 600 (effective July 1, 2007) or the International Standby Practices of the International Chamber of Commerce (ISP 98) Publication No. 590 and subsequent revisions thereof which shall supersede inconsistent provisions of applicable law to the extent not prohibited by applicable law, as applicable to each Credit; and (ii) the laws of the State of New York, including, without limitation, the Uniform Commercial Code. Customer irrevocably submits in any legal proceeding relating to this Agreement or any Application or any Credit issued hereunder to the non-exclusive in personam jurisdiction of any court sitting in the State of New York and agrees to suit being brought in any such court and waives any objection to the venue of any proceeding in any such court. Customer further consents to being joined in any legal proceeding brought against Bank concerning any Credit issued for Customer’s account and accept the jurisdiction and venue of any court where such proceeding is instituted. Whenever there shall be a conflict between the regulations of the International Chamber of Commerce regulations and the laws of the State of New York the International Chamber of Commerce regulations shall prevail.

(k)           Bank and Customer agree that neither of them nor any permitted assignee or successor shall (i) seek a jury trial in any lawsuit, proceeding, counterclaim or action arising under or relating to this Agreement, any Credit, Application or any related instruments, or the dealings or the relationship between

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or among any of them, or (ii) seek to consolidate any such action with any other action in which a jury trial cannot be or has not been waived. Customer has had an opportunity to discuss the provisions of this paragraph fully with counsel of Customer’s choosing, and these provisions shall be subject to no exceptions. Neither the Bank nor the Customer has agreed with or represented to the other that the provisions of this paragraph will not be fully enforced in all instances.

(l)            The Customer hereby (i) acknowledges that any transaction contemplated by this Agreement is a commercial transaction and (ii) waives all rights to a judicial hearing of any kind prior to the exercise by the Bank of its rights to possession of the Collateral without judicial process or of its rights to replevy, attach or levy upon the Collateral without prior notice or hearing. Customer acknowledges that it has been advised by counsel of its choice with respect to the provisions of this Section 7 and of this Agreement generally.

IN WITNESS WHEREOF, the parties have executed this Agreement this 12th day of June, 2014.

TD BANK, N.A.		BORROWER: Sidoti & Company, LLC

			By:	Sidoti Holding Company, LLC Sole Member

By:	/s/ Michael A. Lembo			By:	/s/ Peter Sidoti, Manager
	Michael A. Lembo				Peter Sidoti, Manager
Duly Authorized Representative
		Address:	317 Madison Avenue New York, NY 10017

TIN #36-4279615

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CERTIFICATE OF AUTHORITY

The undersigned being all of the “Members” of Sidoti Holding Company, LLC (the “Limited Liability Company”), do hereby certify that:

1.	Attached hereto as Exhibit A is a true and correct copy of the Limited Liability Company Agreement of the Limited Liability Company (as amended) effective as of June 12, 2014 and the same remains in full force and effect as of the date hereof.

2.	Attached hereto as Exhibit B is a true and correct copy of the written Operating Agreement of the Limited Liability Company dated June 12, 2014 (the “Operating Agreement”) and the same is the only such agreement, either written or oral, and the same has not been amended, rescinded, modified or dissolved, and remains in full force and effect as of the date hereof.

3.	The following are all of the Members of the Limited Liability Company:

Peter Sidoti;

Ann Sidoti; and

Sidoti Family Trust dated March 1, 1999.

4.	Peter Sidoti is the Manager acting on behalf of the Limited Liability Company and is authorized and empowered to execute any and all documents or instruments of any kind which the manager may deem necessary:

To cause Sidoti & Company, LLC to borrow, from time to time, from TD Bank, N.A. (“Bank”), such sum or sums of money as said Members may deem necessary or advisable for the purpose of Sidoti & Company, LLC, including without limitation, that certain Master Letter of Credit Agreement - Secured, dated June 12, 2014, by Sidoti & Company, LLC in favor of the Bank.;

To cause Sidoti & Company, LLC to mortgage, pledge, hypothecate, sell, assign and transfer to Bank and to grant to Bank security interests in, as security for money borrowed and for all other obligations of Sidoti & Company, LLC to Bank, all property of Sidoti & Company, LLC, whether real, personal, or of whatever kind or nature and wherever situated, and whether now owned or hereafter acquired or arising; and

To cause Sidoti & Company, LLC to make, execute, seal, acknowledge and deliver, in the name of Sidoti & Company, LLC, promissory notes, loan agreements, credit agreements, construction loan agreements, financing agreements, security agreements, mortgages, deeds of trust, deeds to secure debt, guaranties, and all other instruments, documents and agreements required by Bank (collectively, the “Loan Documents”) in connection with, or to give effect to, or any of the powers and authority therein granted and to continue, extend, modify or amend the same from time to time, all such Loan Documents to be in such form and on such terms and conditions as any of the said Members shall, by his, her or their execution and delivery thereof, deem satisfactory; hereby ratifying, approving and confirming all that any of the said Members has done or may do respecting any of the foregoing.

5.	That all certifications, representations and assertions by the Members relative to the authority of the Member to act on behalf of the Limited Liability Company in any dealing or transaction with the Bank shall remain in full force and effect until notice of modification thereof shall be received by Bank and that the Bank may conclusively rely on the signature of such Member or its authorized representative until notified in writing by the Member of the Limited Liability Company of any change in such Members.

WITNESS my hand and seal this June 12, 2014.

Loan Number - Note 1: 14931139002

Members/Manager:

/s/ Peter Sidoti
Peter Sidoti, Manager

/s/ Ann Sidoti
Ann Sidoti, Member

Sidoti Family Trust dated March 1, 1999, Member

By:	/s/ James P. Sidoti
James P. Sidoti, Trustee

Loan Number - Note 1: 14931139002

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EXHIBIT A

Limited Liability Company Agreement

(Attach to Certificate of Authority)

Loan Number - Note 1: 14931139002

3

EXHIBIT B

Operating Agreement

(Attach to Certificate of Authority)

Loan Number - Note 1: 14931139002

4

CERTIFICATE OF AUTHORITY

The undersigned being the only “Member” of Sidoti & Company, LLC (the “Limited Liability Company”) does hereby certify that:

1.	Attached hereto as Exhibit A is a true and correct copy of the Limited Liability Company Agreement of the Limited, Liability Company (as amended) effective as of June 12, 2014 and the same remains in full force and effect as of the date hereof.

2.	Attached hereto as Exhibit B is a true and correct copy of the written Operating Agreement of the Limited Liability Company dated June 12, 2014 (the “Operating Agreement”) and the same is the only such agreement, either written or oral, and the same has not been amended, rescinded, modified or dissolved, and remains in full force and effect as of the date hereof.

3.	The following are all of the Members of the Limited Liability Company:

Sidoti Holding Company, LLC.

4.	The above named Member acting on behalf of the Limited Liability Company is authorized and empowered:

To borrow, from time to time, from TD Bank, N.A. (“Bank”), such sum or sums of money as said Members may deem necessary or advisable for the purpose of this Limited Liability Company, including without limitation, that certain Master Letter of Credit Agreement - Secured, dated June 12, 2014, by Sidoti & Company, LLC in favor of the Bank.;

To mortgage, pledge, hypothecate, sell, assign and transfer to Bank and to grant to Bank security interests in, as security for money borrowed and for all other obligations of this Limited Liability Company to Bank, all property of this Limited Liability Company, whether real, personal, or of whatever kind or nature and wherever situated, and whether now owned or hereafter acquired or arising; and

To make, execute, seal, acknowledge and deliver, in the name of this Limited Liability Company, promissory notes, loan agreements, credit agreements, construction loan agreements, financing agreements, security agreements, mortgages, deeds of trust, deeds to secure debt, guaranties, and all other instruments, documents and agreements required by Bank (collectively, the “Loan Documents”) in connection with, or to give effect to, or any of the powers and authority therein granted and to continue, extend, modify or amend the same from time to time, all such Loan Documents to be in such form and on such terms and conditions as any of the said Members shall, by his, her or their execution and delivery thereof, deem satisfactory; hereby ratifying, approving and confirming all that any of the said Members has done or may do respecting any of the foregoing.

5.	That all certifications, representations and assertions by the Member relative to the authority of the Member to act on behalf of the Limited Liability Company in any dealing or transaction with the Bank shall remain in full force and effect until notice of modification thereof shall be received by Bank and that the Bank may conclusively rely on the signature of such Member or its authorized representative until notified in writing by the Member of the Limited Liability Company of any change in such Member.

WITNESS my hand and seal this June 12, 2014.

Member:

Sidoti Holding Company, LLC

By:	/s/ Peter Sidoti
Peter Sidoti, Manager

Loan Number - Note 1: 14931139002

EXHIBIT A

Limited Liability Company Agreement

(Attach to Certificate of Authority)

Loan Number - Note 1: 14931139002

2

EXHIBIT B

Operating Agreement

(Attach to Certificate of Authority)

Loan Number - Note 1: 14931139002

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LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”) is entered into as of June 12, 2014, between Sidoti & Company, LLC, a Delaware limited liability company, with its chief executive office located at 317 Madison Avenue, New York, New York 10017 (the “Borrower”) and TD Bank, N.A., a National Association, with an address of 317 Madison Avenue, 2nd floor, New York, New York 10017 (the “Bank”).

FOR VALUE RECEIVED, and in consideration of the granting by the Bank of financial accommodations to or for the benefit of the Borrower, including without limitation respecting the Obligations (as hereinafter defined), the Borrower represents and agrees with the Bank, as of the date hereof and as of the date of each loan, credit and/or other financial accommodation, as follows:

1.    THE LOAN

1.1           Loan.  Subject to the terms and conditions of this Agreement, the Bank hereby agrees to make a Standby Letter of Credit (the “Loan”) to Borrower. The Loan shall be evidenced by that certain Master Letter of Credit Agreement - Secured of even date herewith (the “Note”) by Sidoti & Company, LLC in favor of the Bank. This Agreement, the Note, and any and all other documents, amendments or renewals executed and delivered in connection with any of the foregoing are collectively hereinafter referred to as the “Loan Documents”.

1.2           Definitions.  The following definitions shall apply:

(a)	“Code” shall mean the New York Uniform Commercial Code as amended from time to time.

(b)	“Bank Affiliate” shall mean any “Affiliate” of the Bank. The term “Affiliate” shall mean with respect to any Person, (a) any Person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any subsidiary of such Person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

(c)	“Obligation(s)” shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities, rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions, currency options and amounts, liquidated or unliquidated, owing by the Borrower to the Bank or any Bank Affiliate at any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by the Borrower to the Bank or any Bank Affiliate; or are due indirectly by the Borrower to the Bank or any Bank Affiliate as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to the Bank or any Bank Affiliate, or otherwise), absolute or contingent,

Loan Number - Note 1: 14931139002

due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents. Said term shall also include all interest and other charges chargeable to the Borrower or due from the Borrower to the Bank or any Bank Affiliate from time to time and all costs and expenses referred to in this Agreement, as well as any other debts, liabilities or obligations owing to Bank or any Bank Affiliate in connection with any lockbox, cash management, or other services (including electronic funds transfers or automated clearing house transactions).

(d)	“Person” or “party” shall mean individuals, partnerships, corporations, limited liability companies and all other entities.

All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.

2.    REPRESENTATIONS AND WARRANTIES

2.1             Organization and Qualification.   Borrower is a duly organized and validly existing limited liability company under the laws of the State of its formation, with the exact legal name set forth in the first paragraph of this Agreement. Borrower is in good standing under the laws of said State, has the power to own its property and conduct its business as now conducted and as currently proposed to be conducted, and is duly qualified to do business under the laws of each state where the nature of the business done or property owned requires such qualification.

2.2             Related Parties.   Borrower has no interest in any entities other than as previously specifically consented to in writing by the Bank, if any, and the Borrower has never consolidated, merged or acquired substantially all of the assets of any other entity or person other than as previously specifically consented to in writing by the Bank, if any.

2.3             Limited Liability Company Records.  Borrower’s certificate of organization, articles of organization or other charter document and all amendments thereto have been duly filed and are in proper order. All members of the Borrower are properly reflected on all books and records of the Borrower, including but not limited to its operating agreement, minute books, bylaws and books of account, all of which are accurate and up to date and will be so maintained.

2.4             Title to Properties; Absence of Liens.   Borrower has good and clear record and marketable title to all of its properties and assets, and all of its properties and assets are free and clear of all mortgages, liens, pledges, charges, encumbrances and setoffs, except those mortgages, deeds of trust, leases of personal property and security interests previously specifically consented to in writing by the Bank.

2.5             Places of Business.   Borrower’s chief executive office is correctly stated in the preamble to this Agreement, and Borrower shall, during the term of this Agreement, keep the Bank currently and accurately informed in writing of each of its other places of business, and shall not change the location of such chief executive office or open or close, move or change any existing or new place of business without giving the Bank at least thirty (30) days prior written notice thereof.

2.6             Valid Obligations.   The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action and each represents a legal, valid and binding obligation of Borrower and is fully enforceable according to its terms, except as limited by equity or laws relating to the enforcement of creditors’ rights.

2.7             Conflicts.   There is no provision in Borrower’s organizational or charter documents, if any, or in any indenture, contract or agreement to which Borrower is a party which prohibits, limits or restricts the execution, delivery or performance of the Loan Documents.

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2.8             Governmental Approvals.   The execution, delivery and performance of the Loan Documents does not require any approval of or filing with any governmental agency or authority.

2.9             Litigation, etc.   There are no actions, claims or proceedings pending or to the knowledge of Borrower threatened against Borrower which might materially adversely affect the ability of Borrower to conduct its business or to pay or perform the Obligations.

2.10           Financial Statements.   The Borrower has furnished to the Bank the following Financial Statements (the “Financial Statements”): balance sheet as of December 31, 2013, and statement of profit and loss for the period ending December 31, 2013. The balance sheet fairly presents the condition of the Borrower at the date thereof and the statement of profit and loss fairly presents the results of the operations of the Borrower for the period indicated, all in conformity with generally accepted accounting principles, consistently applied.

2.11           Changes.   Since the date of the Financial Statements, there have been no changes in the assets, liabilities, financial condition or business of the Borrower, other than changes in the ordinary course of business, the effect of which have, in the aggregate, been materially adverse.

2.12           Taxes.   The Borrower has filed all Federal, state and other tax returns required to be filed (except for such returns for which current and valid extensions have been filed), and all taxes, assessments and other governmental charges due from the Borrower have been fully paid. The Borrower has established on its books reserves adequate for the payment of all Federal, state and other tax liabilities (if any).

2.13           Use of Proceeds.   No portion of any loan is to be used for (i) the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224 or (ii) primarily personal, family or household purposes.

2.14           Anti-Terrorism Laws.   (a) Neither Borrower nor any Affiliate of Borrower is in violation of any statute, treaty, law (including common law), ordinance, regulation, rule, order, opinion, release, injunction, writ, decree or award of any Governmental Authority relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act (collectively, “Anti-Terrorism Law”) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. (b) Neither Borrower nor any Affiliate of Borrower, or to Borrower’s knowledge, any of its respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a “Blocked Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (iii) a Person with which Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224; (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (vi) a Person who is affiliated with a Person listed above.

2.15           Environmental.   As of the date hereof neither the Borrower nor any of Borrower’s agents, employees or independent contractors (1) have caused or are aware of a release or threat of release of Hazardous Materials (as defined herein) on any of the premises or personal property owned or controlled by Borrower (“Controlled Property”) or any property abutting Controlled Property (“Abutting Property”), which could give rise to liability under any Environmental Law (as defined herein) or any other Federal, state or local law, rule or regulation; (2) have arranged for the transport of or transported any Hazardous Materials in a manner as to violate, or result in potential liabilities under, any Environmental Law; (3) have received any notice, order or demand from the Environmental Protection Agency or any other Federal,

Loan Number - Note 1: 14931139002

3

state or local agency under any Environmental Law; (4) have incurred any liability under any Environmental Law in connection with the mismanagement, improper disposal or release of Hazardous Materials; or (5) are aware of any inspection or investigation of any Controlled Property or Abutting Property by any Federal, state or local agency for possible violations of any Environmental Law.

To the best of Borrower’s Knowledge, neither Borrower, nor any prior owner or tenant of any Controlled Property, committed or omitted any act which caused the release of Hazardous Materials on such Controlled Property which could give rise to a lien thereon by any Federal, state or local government. No notice or statement of claim or lien affecting any Controlled Property has been recorded or filed in any public records by any Federal, state or local government for costs, penalties, fines or other charges as to such property. All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation, or use of the Controlled Property, including without limitation, the past or present generation, treatment, storage, disposal or release of any Hazardous Materials into the environment, have been duly obtained or filed.

Borrower agrees to indemnify and hold the Bank harmless from all liability, loss, cost, damage and expense, including attorney fees and costs of litigation, arising from any and all of its violations of any Environmental Law (including those arising from any lien by any Federal, state or local government arising from the presence of Hazardous Materials) or from the presence of Hazardous Materials located on or emanating from any Controlled Property or Abutting Property whether existing or not existing and whether known or unknown at the time of the execution hereof and regardless of whether or not caused by, or within the control of Borrower. Borrower further agrees to reimburse Bank upon demand for any costs incurred by Bank in connection with the foregoing. Borrower agrees that its obligations hereunder shall be continuous and shall survive the repayment of all debts to Bank and shall continue so long as a valid claim may be lawfully asserted against the Bank.

The term “Hazardous Materials” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

The term “Environmental Law” means any present and future Federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Materials, relating to liability for or costs of remediation or prevention of releases of Hazardous Materials or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; and the New York Environmental Conservation Law, Chapter 43-B of the New York Consolidated Laws.

3.    AFFIRMATIVE COVENANTS

3.1             Payments and Performance.    Borrower will duly and punctually pay all Obligations becoming due to the Bank and will duly and punctually perform all Obligations on its part to be done or performed under this Agreement.

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3.2             Books and Records; Inspection.   Borrower will at all times keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles, consistently applied and which are, in the opinion of a Certified Public Accountant acceptable to Bank, adequate to determine fairly the financial condition and the results of operations of Borrower. Borrower will at all reasonable times make its books and records available in its offices for inspection, examination and duplication by the Bank and the Bank’s representatives and will permit inspection of all of its properties by the Bank and the Bank’s representatives. Borrower will from time to time furnish the Bank with such information and statements as the Bank may request in its sole discretion with respect to the Obligations.

3.3             Financial Statements.   Borrower will furnish to Bank:

(a)	as soon as available to Borrower, but in any event within 60 days after the close of each semi-annual period of its fiscal year, a full and complete signed copy of financial statements, which shall include a balance sheet of the Borrower, as at the end of such semi-annual period, and statement of profit and loss of the Borrower reflecting the results of its operations during such semi-annual period and shall be prepared by the Borrower and certified by Borrower’s chief financial officer as to correctness in accordance with generally accepted accounting principles, consistently applied, subject to year-end adjustments;

(b)	as soon as available to Borrower, but in any event within 150 days after the close of each fiscal year, a full and complete signed copy of financial statements, prepared by certified public accountants acceptable to Bank, which shall include a balance sheet of the Borrower, as at the end of such year, statement of cash flows and statement of profit and loss of the Borrower reflecting the results of its operations during such year, bearing the opinion of such certified public accountants and prepared on an audited basis in accordance with generally accepted accounting principles, consistently applied together with any so-called management letter;

(c)	Borrower’s filed Federal tax returns, including all schedules thereto, for the prior year on or before May 31st each such year or by such other date approved by the Bank;

(d)	from time to time, such financial data and information about Borrower as Bank may reasonably request; and

(e)	any financial data and information about any guarantors of the Obligations as Bank may reasonably request.

3.4             Conduct of Business.   The Borrower will maintain its existence in good standing and comply with all laws and regulations of the United States and of any state or states thereof and of any political subdivision thereof, and of any governmental authority which may be applicable to it or to its business; provided that this covenant shall not apply to any tax, assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

3.5             Contact with Accountant.   The Borrower hereby authorizes the Bank to directly contact and communicate with any accountant employed by Borrower in connection with the review and/or maintenance of Borrower’s books and records or preparation of any financial reports delivered by or at the request of Borrower to Bank.

3.6             Operating and Deposit Accounts.  The Borrower agrees to maintain with the Bank its primary operating and/or deposit accounts.

3.7             Taxes.   Borrower will promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, retirement benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any

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tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

3.8             Maintenance.   Borrower will keep and maintain its properties, if any, in good repair, working order and condition. Borrower will immediately notify the Bank of any loss or damage to or any occurrence which would adversely affect the value of any such property.

3.9             Insurance.   Borrower will maintain in force property and casualty insurance on any property of the Borrower, if any, against risks customarily insured against by companies engaged in businesses similar to that of the Borrower containing such terms and written by such companies as may be satisfactory to the Bank, such insurance to be payable to the Bank as its interest may appear in the event of loss and to name the Bank as insured pursuant to a standard loss payee clause; no loss shall be adjusted thereunder without the Bank’s approval; and all such policies shall provide that they may not be canceled without first giving at least Thirty (30) days written notice of cancellation to the Bank. In the event that the Borrower fails to provide evidence of such insurance, the Bank may, at its option, secure such insurance and charge the cost thereof to the Borrower. At the option of the Bank, all insurance proceeds received from any loss or damage to any property shall be applied either to the replacement or repair thereof or as a payment on account of the Obligations. From and after the occurrence of an Event of Default, the Bank is authorized to cancel any insurance maintained hereunder and apply any returned or unearned premiums, all of which are hereby assigned to the Bank, as a payment on account of the Obligations.

3.10           Notification of Default.  Immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default, or any condition or event which would upon notice or lapse of time, or both, constitute an Event of Default, Borrower shall give Bank written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto.

3.11           Notification of Material Litigation.   Borrower will immediately notify the Bank in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might be materially adverse to the financial condition of Borrower or any guarantor of the Obligations.

3.12           Pension Plans.   With respect to any pension or benefit plan maintained by Borrower, or to which Borrower contributes (“Plan”), the benefits under which are guarantied, in whole or in part, by the Pension Benefit Guaranty Corporation created by the Employee Retirement Income Security Act of 1974, P.L. 93-406, as amended (“ERISA”) or any governmental authority succeeding to any or all of the functions of the Pension Benefit Guaranty Corporation (“Pension Benefit Guaranty Corporation”), Borrower will (a) fund each Plan as required by the provisions of Section 412 of the Internal Revenue Code of 1986, as amended; (b) cause each Plan to pay all benefits when due; (c) furnish Bank (i) promptly with a copy of any notice of each Plan’s termination sent to the Pension Benefit Guaranty Corporation (ii) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Internal Revenue Code of 1986, as amended and (iii) notice of any Reportable Event as such term is defined in ERISA; and (d) subscribe to any contingent liability insurance provided by the Pension Benefit Guaranty Corporation to protect against employer liability upon termination of a guarantied pension plan, if available to Borrower.

4.    NEGATIVE COVENANTS

4.1            Limitations on Indebtedness.   Borrower shall not issue any evidence of indebtedness or create, assume, guarantee, become contingently liable for, or suffer to exist indebtedness in addition to indebtedness to the Bank, except indebtedness or liabilities of Borrower, other than for money borrowed, incurred or arising in the ordinary course of business.

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4.2              Sale of Interest.   There shall not be any sale or transfer of ownership of any interest in the Borrower without the Bank’s prior written consent unless such transfer shall not result in change in control of Borrower.

4.3              Loans or Advances.   Borrower shall not make any loans or advances to any individual, partnership, corporation, limited liability company, trust, or other organization or person, including without limitation its officers and employees; provided, however, that Borrower may make advances to its employees, including its members, officers, with respect to expenses incurred or to be incurred by such employees in the ordinary course of business which expenses are reimbursable by Borrower; and provided further, however, that Borrower may extend credit in the ordinary course of business in accordance with customary trade practices.

4.4              Distributions.    Borrower shall not, without prior written permission of the Bank, make any distribution to any of Borrower’s members or managers in cash or in property or redeem, purchase or otherwise acquire, directly or indirectly, any interests, provided, so long as Borrower is not in default hereunder, distributions to the members of Borrower in such amounts as are necessary to pay the tax liability of such members due as a result of such members interest in the Borrower.

4.5              Investments.    The Borrower shall not make investments in, or advances to, any individual, partnership, corporation, limited liability company, trust or other organization or person other than as previously specifically consented to in writing by the Bank. The Borrower will not purchase or otherwise invest in or hold securities, nonoperating real estate or other nonoperating assets or purchase all or substantially all the assets of any entity other than as previously specifically consented to in writing by the Bank.

4.6              Merger.    Borrower shall not merge or consolidate or be merged or consolidated with or into any other entity.

4.7              Capital Expenditures.    The Borrower shall not, directly or indirectly, make or commit to make capital expenditures by lease, purchase, or otherwise, except in the ordinary and usual course of business for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the Borrower’s business.

4.8              Sale of Assets.     Borrower shall not sell, lease or otherwise dispose of any of its assets, except in the ordinary and usual course of business and except for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the Borrower’s business, provided that fair consideration is received therefor; provided, however, in no event shall the Borrower sell, lease or otherwise dispose of any equipment purchased with the proceeds of any loans made by the Bank.

4.9              Restriction on Liens.     Borrower shall not grant any security interest in, or mortgage of, any of its properties or assets. Borrower shall not enter into any agreement with any person other than the Bank that prohibits the Borrower from granting any security interest in, or mortgage of, any of its properties or assets.

4.10            Other Business.     Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto.

4.11            Change of Name, etc.     Borrower shall not change its legal name or the State or the type of its formation, without giving the Bank at least 30 days prior written notice thereof.

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5.  DEFAULT

5.1              Default.    “Event of Default” shall mean the occurrence of one or more of any of the following events:

(a)	default of any liability, obligation, covenant or undertaking of the Borrower or any guarantor of the Obligations to the Bank, hereunder or otherwise, including, without limitation, failure to pay in full and when due any installment of principal or interest or default of the Borrower or any guarantor of the Obligations under any other Loan Document or any other agreement with the Bank continuing for 15 days with respect to any default (other than with respect to the payment of money for which there is no grace period);

(b)	failure of the Borrower or any guarantor of the Obligations to maintain aggregate collateral security value satisfactory to the Bank continuing for 15 days;

(c)	default of any material liability, obligation or undertaking of the Borrower or any guarantor of the Obligations to any other party continuing for 15 days;

(d)	if any statement, representation or warranty heretofore, now or hereafter made by the Borrower or any guarantor of the Obligations in connection with this Agreement or in any supporting financial statement of the Borrower or any guarantor of the Obligations shall be determined by the Bank to have been false or misleading in any material respect when made;

(e)	if the Borrower or any guarantor of the Obligations is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property;

(f)	the death of the Borrower or any guarantor of the Obligations and, if the Borrower or any guarantor of the Obligations is a partnership or limited liability company, the death of any partner or member;

(g)	the institution by or against the Borrower or any guarantor of the Obligations of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which the Borrower or any guarantor of the Obligations is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower or any guarantor of the Obligations of an assignment for the benefit of creditors or the granting by the Borrower or any guarantor of the Obligations of a trust mortgage for the benefit of creditors;

(h)	the service upon the Bank of a writ in which the Bank is named as trustee of the Borrower or any guarantor of the Obligations;

(i)	a judgment or judgments for the payment of money shall be rendered against the Borrower or any guarantor of the Obligations, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

(j)	any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Borrower or any guarantor of the Obligations;

(k)	the termination or revocation of any guaranty of the Obligations; or

(l)	the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower or any guarantor of the Obligations, or the occurrence of any other event or circumstance, such that the Bank, in its sole discretion, deems that it is insecure or that the

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prospects for timely or full payment or performance of any obligation of the Borrower or any guarantor of the Obligations to the Bank has been or may be impaired.

5.2              Acceleration.   If an Event of Default shall occur, at the election of the Bank, all Obligations shall become immediately due and payable without notice or demand, except with respect to Obligations payable on DEMAND, which shall be due and payable on DEMAND, whether or not an Event of Default has occurred.

5.3              Nonexclusive Remedies.   All of the Bank’s rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.

6.   MISCELLANEOUS

6.1              Waivers.   The Borrower waives notice of intent to accelerate, notice of acceleration, notice of nonpayment, demand, presentment, protest or notice of protest of the Obligations, and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof.

6.2              Waiver of Homestead.   To the maximum extent permitted under applicable law, the Borrower hereby waives and terminates any homestead rights and/or exemptions respecting any of its property under the provisions of any applicable homestead laws, including without limitation, Section 5206 of the Civil Practice Law and Rules of New York.

6.3              Severability.   If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

6.4              Deposit Collateral.   The Borrower hereby grants to the Bank a continuing lien and security interest in any and all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate to the Borrower and any cash, securities, instruments or other property of the Borrower in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to the Bank or any Bank Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower to the Bank or any Bank Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate.

6.5              Indemnification.   The Borrower shall indemnify, defend and hold the Bank and its directors, officers, employees, agents and attorneys (each an “Indemnitee”) harmless of and from any claim brought or threatened against any Indemnitee by the Borrower, any guarantor or endorser of the Obligations, or any other person (as well as from reasonable attorneys’ fees and expenses in connection therewith) on account of the Bank’s relationship with the Borrower, or any guarantor or endorser of the Obligations (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank’s election, but at the expense of the Borrower), except for any claim arising out of the gross negligence or willful misconduct of the Bank. The within indemnification shall survive payment of the Obligations, and/or any termination, release or discharge executed by the Bank in favor of the Borrower.

6.6              Costs and Expenses.   The Borrower shall pay to the Bank on demand any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, court costs, litigation and other expenses) incurred or paid by the Bank in establishing, maintaining, protecting or

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enforcing any of the Bank’s rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Bank in defending the Bank’s security interest in, title or right to any collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of any Obligation.

6.7              Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

6.8              Complete Agreement.   This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

6.9              Binding Effect of Agreement.   This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Bank shall be entitled to rely thereon) until released in writing by the Bank. The Bank may transfer and assign this Agreement and deliver it to the assignee, who shall thereupon have all of the rights of the Bank; and the Bank shall then be relieved and discharged of any responsibility or liability with respect to this Agreement. The Borrower may not assign or transfer any of its rights or obligations under this Agreement. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

6.10            Further Assurances.   Borrower will from time to time execute and deliver to Bank such documents, and take or cause to be taken, all such other or further action, as Bank may request in order to effect and confirm or vest more securely in Bank all rights contemplated by this Agreement and the other Loan Documents (including, without limitation, to correct clerical errors) or to comply with applicable statute or law.

The Borrower agrees to execute, re-execute, cause any Guarantor(s) or other third party(ies) involved in the loan transaction to execute and/or re-execute and to deliver to Bank or its legal counsel, as may be deemed appropriate, any document or instrument signed in connection with the Loan(s) which was incorrectly drafted and/or signed, as well as any document or instrument which should have been signed at or prior to the closing of the Loan(s), but which was not so signed and delivered. Borrower agrees to comply with any written request by Bank within ten (10) days after receipt by Borrower of such request. Failure by Borrower to so comply shall, at the option of Bank, upon notice to Borrower, constitute an event of default under the Loan(s). The Borrower authorizes the Bank to make any credit inquiries Bank deems necessary and authorizes any person or credit reporting agency to give Bank a copy of the Borrower’s credit report and any other financial information it may have.

6.11            Amendments and Waivers.   This Agreement may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if Borrower shall obtain the Bank’s prior written consent to each such amendment, action or omission to act. No course of dealing and no delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Bank on any future occasion.

6.12            Terms of Agreement.   This Agreement shall continue in full force and effect so long as any Obligations or obligation of Borrower to Bank shall be outstanding, or the Bank shall have any obligation to extend any financial accommodation hereunder, and is supplementary to each and every other agreement between Borrower and Bank and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and the Bank be construed to limit or otherwise derogate from any of the rights or remedies of Bank or

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any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

6.13            Notices.   Any notice under or pursuant to this Agreement shall be a signed writing or other authenticated record (within the meaning of Article 9 of the Code). Any notices under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer of agent of the Borrower or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Bank at the address set forth in this Agreement or as any party may from time to time designate by written notice to the other party; notwithstanding the foregoing notices to the Bank with respect to accounting and collateral release and notices to the Trustee pursuant to a Deed of Trust shall be sent to the Bank as follows: Attention: VP Loan Servicing, Loan Services, 6000 Atrium Way, Mt. Laurel NJ 08054.

6.14            Governing Law.   This Agreement has been executed or completed and/or is to be performed in New York, and it and all transactions thereunder or pursuant thereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the laws of New York without giving effect to the conflicts of laws principles thereof.

6.15            Reproductions.   This Agreement and all documents which have been or may be hereinafter furnished by Borrower to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

6.16            Publicity and Signage.   The Bank, in its sole discretion, shall have the right to announce and publicize the source of financing made pursuant to this Agreement, as it deems appropriate, by means and media selected by the Bank. Such publication shall include all pertinent information relating to such financing, including without limitation, the term, purpose, pricing, loan amount, name of borrowing entity and location of property. The Bank shall also have the right to display a sign at any real property respecting which the Bank has a security interest which indicates that the Bank is providing the financing. If such sign is provided, the Borrower shall cause the sign to be displayed as requested by the Bank and shall maintain such display during the period requested by the Bank. The form and content of the sign and/or published information shall be in the sole discretion of the Bank and shall be considered the sole and exclusive property of the Bank. All expenses related to publicizing the financing shall be the sole responsibility of the Bank.

6.17            Cancellation Fees.   All fees required to cancel, satisfy or terminate the collateral documents securing this Loan shall be paid by Borrower at the time of payoff of the Loan.

6.18            Jurisdiction and Venue.   Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Agreement. Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower’s address shown in this Agreement or as notified to the Bank and (ii) by serving the same upon the Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon Borrower.

6.19            JURY WAIVER.     THE BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B)

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AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

Executed as of June 12, 2014.

Borrower:

Sidoti & Company, LLC

By:	Sidoti Holding Company, LLC, Member

	By:	/s/ Peter Sidoti
Peter Sidoti, Manager

Accepted: TD Bank, N.A.

By:	/s/ Michael A. Lembo
Name: Michael A. Lembo
Title: Duly Authorized Representative

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PLEDGE AGREEMENT

This AGREEMENT is entered into as of June 12, 2014, between Sidoti & Company, LLC, a Delaware limited liability company, with an address of 317 Madison Avenue, New York, New York 10017 (the “Pledgor”) and TD Bank, N.A., a National Association with an address of 317 Madison Avenue, 2nd floor, New York, New York 10017 (the “Bank”).

1.           Pledge.   In consideration of the Bank’s extending credit and other financial accommodations to or for the benefit of the Pledgor, whether evidenced by notes or not, the Pledgor hereby grants to the Bank, for itself and as agent for any Bank Affiliate counterparty with respect to or otherwise holding any of the Obligations, a security interest in, a lien on and pledge and assignment of the Collateral (as hereinafter defined). The security interest granted by this Agreement is given to and shall be held by the Bank as security for the payment and performance of all Obligations (as hereinafter defined), including without limitation, all amounts due and owing to the Bank and all obligations respecting that certain Master Letter of Credit Agreement - Secured, dated June 12, 2014, by Sidoti & Company, LLC in favor of the Bank (the “Note”; and collectively, along with all other agreements, documents, certificates and instruments delivered in connection therewith, the “Loan Documents”), and any substitutions, modifications, extensions or amendments to any of the Loan Documents. The Bank shall have the unrestricted right from time to time to apply (or to change any application already made of) the proceeds of any of the Collateral to any of the Obligations, as the Bank in its sole discretion may determine.

2.           Definitions.   The following definitions shall apply:

(a)	“Code” shall mean the Uniform Commercial Code in effect in New York, as amended from time to time.

(b)	“Collateral” shall mean all the Pledgor’s present and future right, title and interest in and to any and all of the property listed on Schedule A attached hereto, any additional property which may at any time and from time to time be delivered by or on behalf of the Pledgor to the Bank to be held pursuant to this Agreement, all books, records, and papers relating to the foregoing, and all proceeds of the foregoing, including, without limitation, all deposit accounts and all cash, securities, instruments, promissory notes or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any of or all of the foregoing.

(c)	“Event of Default” shall mean the occurrence of any one or more of the following events:

(i)        default of any liability, obligation, covenant or undertaking of the Pledgor or any guarantor of the Obligations to the Bank, hereunder or otherwise, including, without limitation, failure to pay in full and when due any installment of principal or interest or default of the Pledgor or any guarantor of the Obligations under any other Loan Document or any other agreement with the Bank continuing for 15 days with respect to any default (other than with respect to the payment of money for which there is no grace period);

(ii)       failure of the Pledgor or any guarantor of the Obligations to maintain aggregate collateral security value satisfactory to the Bank continuing for 15 days;

(iii)      default of any material liability, obligation or undertaking of the Pledgor or any guarantor of the Obligations to any other party continuing for 15 days;

(iv)      if any statement, representation or warranty heretofore, now or hereafter made by the Pledgor or any guarantor of the Obligations in connection with this Agreement or in any supporting financial statement of the Pledgor or any guarantor of the Obligations

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shall be determined by the Bank to have been false or misleading in any material respect when made;

(v)       if the Pledgor or any guarantor of the Obligations is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property;

(vi)      the death of the Pledgor or any guarantor of the Obligations and, if the Pledgor or any guarantor of the Obligations is a partnership or limited liability company, the death of any partner or member;

(vii)     the institution by or against the Pledgor or any guarantor of the Obligations of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which the Pledgor or any guarantor of the Obligations is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Pledgor or any guarantor of the Obligations of an assignment for the benefit of creditors or the granting by the Pledgor or any guarantor of the Obligations of a trust mortgage for the benefit of creditors;

(viii)    the service upon the Bank of a writ in which the Bank is named as trustee of the Pledgor or any guarantor of the Obligations;

(ix)       a judgment or judgments for the payment of money shall be rendered against the Pledgor or any guarantor of the Obligations, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

(x)        any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Pledgor or any guarantor of the Obligations;

(xi)       the termination or revocation of any guaranty of the Obligations; or

(xii)      the occurrence of such a change in the condition or affairs (financial or otherwise) of the Pledgor or any guarantor of the Obligations, or the occurrence of any other event or circumstance, such that the Bank, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of the Pledgor or any guarantor of the Obligations to the Bank has been or may be impaired.

(d)	“Loan Documents” shall mean this Agreement and all other agreements between the Bank and the Pledgor.

(e)	“Bank Affiliate” shall mean any “Affiliate” of the Bank. The term “Affiliate” shall mean with respect to any Person, (a) any Person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any subsidiary of such Person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

(f)	“Obligation(s)” shall include without limitation all loans, advances, indebtedness, notes, liabilities, rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity

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options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions, currency options and amounts, liquidated or unliquidated, owing by the Pledgor to the Bank or any Bank Affiliate at any time, of each and every kind, nature and description, whether arising under this Agreement, any of the Loan Documents or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by the Pledgor to the Bank or any Bank Affiliate; or are due indirectly by the Pledgor to the Bank or any Bank Affiliate as endorser, guarantor or other surety, or as obligor of obligations due third persons which have been endorsed or assigned to the Bank or any Bank Affiliate, or otherwise), absolute or contingent, due or to become due, now existing or hereafter contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents, as well as any other debts, liabilities or obligations owing to Bank or any Bank Affiliate in connection with any lockbox, cash management, or other services (including electronic funds transfers or automated clearing house transactions). Said term shall also include all interest and other charges chargeable to the Pledgor or due from the Pledgor to the Bank or any Bank Affiliate from time to time and all costs and expenses referred to in this Agreement.

(g)	“Person” or “party” shall include individuals, partnerships, corporations, limited liability companies and all other entities.

All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.

3.           Costs and Expenses.   The Pledgor shall pay to the Bank on demand any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, court costs, litigation and other expenses) incurred or paid by the Bank in establishing, maintaining, protecting or enforcing any of the Bank’s rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Bank in defending the Bank’s security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations.

4.           Representations. Warranties and Covenants.   The Pledgor represents, warrants and covenants that:

(a)	the Pledgor shall at the Pledgor’s cost and expense execute all such instruments, documents and papers, and will do all such acts as the Bank may request from time to time to carry into effect the provisions and intent of this Agreement, including, without limitation, as applicable, the execution of stock transfer orders and stock powers, endorsement of promissory notes, certificates of deposit, passbooks and instruments, notifications to obligors on the Collateral, and all such other acts as the Bank may request with respect to the perfection and protection of the security interest granted herein and the assignment effected hereby and the Pledgor hereby authorizes the Bank to take any of the foregoing actions without notice and without further approval of any kind;

(b)	the Pledgor has good and marketable title to the Collateral free and clear of any lien other than the security interest granted herein and the Pledgor shall keep the Collateral free and clear of all liens, encumbrances, attachments, security interests, pledges and charges, and it shall not sell, lease, assign or otherwise dispose of, transfer or grant options with respect to, any Collateral;

(c)	the Pledgor shall deliver to the Bank when received by the Pledgor, any item representing or constituting any of the Collateral, including, without limitation, all cash dividends, all stock certificates whether now existing or hereafter received as a result of any stock dividends, stock splits or otherwise, and all promissory notes, certificates of deposit, passbooks and instruments, in each case in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank. Any and all Collateral and cash, promissory

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notes, certificates of deposit, passbooks and instruments, securities and other distributions of property which are received by the Pledgor contrary to the provisions of this Agreement, shall be held by the Pledgor in trust for the benefit of the Bank and shall be immediately delivered to the Bank in the form so received (with any necessary endorsement or instrument of transfer or assignment);

(d)	the Pledgor, if a corporation or other entity, shall not change its name, state of organization and/or registration or the location of its chief executive office or principal place of business, and if an individual, his or her primary residence, except in each case upon not less than 30 days prior written notice to Bank;

(e)	the Pledgor has not performed and will not perform any acts which might prevent the Bank from enforcing any of the terms of this Agreement or which would limit the Bank in any such enforcement and the Pledgor shall not exercise any right with respect to the Collateral which would dilute or adversely affect the Bank’s rights in the Collateral. Other than financing statements or other similar or equivalent documents or instruments with respect to the security interests granted hereunder in favor of the Bank, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien on such Collateral. No Collateral is in the possession of any person asserting any claim thereto or security interest therein other than the Bank or its designee unless such person has entered into a control agreement satisfactory to the Bank;

(f)	the security interests granted hereunder constitute, under the Code, valid security interests in all Collateral, securing the Obligations and (i) upon the delivery of any of the Collateral to the Bank in accordance herewith, the security interest In such Collateral will be perfected, subject to no prior lien and the Bank will have “control” (as defined in the Code) thereof, (ii) with respect to Collateral, if any, in the possession of a third party, the Bank will have a perfected, first priority security interest in such Collateral upon execution by such third party of a control agreement in form and substance satisfactory to the Bank and (iii) when UCC financing statements in the appropriate form are filed in the appropriate offices, the security interest granted hereunder will constitute a perfected security interest to the extent that a security interest may be perfected by filing pursuant to the Code, prior to all liens and rights of others;

(g)	the Pledgor has full power and authority to enter into this Agreement and to pledge the Collateral hereunder and except for the filing of UCC financing statements, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery hereof or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the security interest granted hereunder or for the enforcement thereof;

(h)	as to Collateral, if any, comprised of deposit accounts, the Pledgor has delivered to the Bank every certificate of deposit included in the Collateral, duly endorsed to the Bank and every passbook or other document or instrument evidencing or comprising the Collateral; and

(i)	as to Collateral, if any, comprised of securities;

(i)        the Pledgor shall, upon the request of the Bank, cause the issuer of any uncertificated securities to issue certificates with respect thereto;

(ii)       the Pledgor shall, upon the request of the Bank, cause any certificated securities to be issued in the name of the Bank, as pledgee;

(iii)      the Pledgor shall not cause or permit any certificated securities to be converted to uncertificated securities;

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(iv)        the Pledgor shall not, without the Bank’s prior written consent, file any affidavit for replacement of lost stock certificates or bonds; and

(v)         the Pledgor shall not vote the Collateral in favor of or consent to any resolution which might impose any restrictions upon the sale, transfer or disposition of the Collateral; result in the issuance of any additional shares of stock of any class; vest additional powers, privileges, preferences or priorities to any other class of stock; or adversely affect the rights of the Bank hereunder;

(vi)        all shares of capital stock identified in any Schedule to this Agreement are beneficially owned by the Pledgor, have been duly authorized and validly issued, are fully paid and non-assessable, and are subject to no option to purchase or similar right of any person. The Pledgor is not and will not become a party to or otherwise bound by any agreement (including without limitation any voting agreement), other than the Loan Documents, which restricts in any manner the rights of any present or future holder of any Collateral with respect thereto.

5.          Power of Attorney.   The Pledgor hereby irrevocably constitutes and appoints the Bank as the Pledgor’s true and lawful attorney, with full power of substitution at the sole cost and expense of the Pledgor but for the sole benefit of the Bank, to endorse in favor of the Bank any of the Collateral; execute and deliver instruments of assignment and/or orders for withdrawal; cause the transfer of any of the Collateral in such name as the Bank may, from time to time, determine; cause the issuance of certificates for book entry and/or uncertificated securities; provide notification in connection with book entry securities or general intangibles and/or provide instructions to the issuers of uncertificated securities or securities intermediaries, as necessary; to renew, extend or roll over any Collateral; and make demand and initiate actions to enforce any of the Obligations. The Bank may take such action with respect to the Collateral as the Bank may reasonably determine to be necessary to protect and preserve its interests in the Collateral. The Bank shall also have and may exercise at any time all rights, remedies, powers, privileges and discretion of the Pledgor with respect to and under the Collateral, provided, however, the Bank shall have no right until an Event of Default has occurred to exercise any voting rights available to the Pledgor at any time the Collateral is held by the Bank solely as pledgee hereunder. Except as limited above, all the rights, remedies, powers, privileges and discretion included in this paragraph may be exercised by the Bank whether or not any of the Obligations are then due and whether or not an Event of Default has occurred. All powers conferred upon Bank by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all Obligations are irrevocably paid in full and the Collateral is released. The power of attorney shall not be affected by subsequent disability or incapacity of the Pledgor. The Bank shall not be liable for any act or omission to act pursuant to this Paragraph except for any act or omission to act which is caused by the Bank’s gross negligence or willful misconduct.

6.          Further Assurances.   The Pledgor will from time to time execute and deliver to the Bank such documents, and take or cause to be taken, all such other further action, as the Bank may request in order to effect and confirm or vest more securely in the Bank all rights contemplated by this Agreement (including, without limitation, to correct clerical errors) or to vest more fully in, or assure to the Bank the security interest in, the Collateral or to comply with applicable statute or law. To the extent permitted by applicable law, the Pledgor authorizes the Bank to file financing statements, continuation statements or amendments, and any such financing statements, continuation statements or amendments may be filed at any time in any jurisdiction. The Bank may at any time and from time to time file financing statements, continuation statements and amendments thereto which contain any information required by Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Pledgor is an organization, the type of organization and any organization identification number issued to the Pledgor. The Pledgor agrees to furnish any such information to the Bank promptly upon request. In addition, the Pledgor shall at any time and from time to time take such steps as the Bank may reasonably request for the Bank (i) to obtain an acknowledgment, in form and substance satisfactory to the Bank, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Bank, (ii) to obtain “control” of any Collateral comprised of

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investment property or deposit accounts (as such terms are defined in the Code), with any agreements establishing control to be in form and substance satisfactory to the Bank, and (iii) otherwise to insure the continued perfection and priority of the Bank’s security interest in any of the Collateral and the preservation of its rights therein. The Pledgor hereby constitutes the Bank its attorney-in-fact to execute and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all Obligations are irrevocably paid in full and the Collateral is released.

7.           Default.   If an Event of Default shall occur, at the election of the Bank, all Obligations shall become immediately due and payable without notice or demand, except with respect to Obligations payable on demand, which shall be due and payable on demand, whether or not an Event of Default has occurred.

The Bank is hereby authorized, at its election, after an Event of Default or after demand, without any further demand or notice except to such extent as notice may be required by applicable law, to sell or otherwise dispose of all or any of the Collateral at public or private sale and/or enforce and collect the Collateral (including, without limitation, the liquidation of deposit accounts, debt instruments or securities and the exercise of conversion rights with respect to convertible securities, whether or not such instruments or securities have matured and whether or not any penalties or other charges are imposed on account of such action); and the Bank may also exercise any and all other rights and remedies of a secured party under the Code or which are otherwise accorded to it by applicable law, all as the Bank may determine. If notice of a sale or other action by the Bank is required by applicable law, the Pledgor agrees that ten (10) days’ written notice to the Pledgor, or the shortest period of written notice permitted by law, whichever is smaller, shall be sufficient notice; and that to the extent permitted by law, the Bank, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations. Any sale (public or private) shall be free from any right of redemption, which the Pledgor hereby waives and releases. No purchaser at any sale (public or private) shall be responsible for the application of the purchase money. Any balance of the net proceeds of sale remaining after paying all Obligations of the Pledgor to the Bank shall be returned to the Pledgor or to such other party as may be legally entitled thereto; and if there is a deficiency, the Pledgor shall be responsible for the same, with interest. The Pledgor acknowledges that any exercise by the Bank of the Bank’s rights upon default may be subject to compliance by the Bank with any statute, regulation, ordinance, directive or order of any Federal, state, municipal or other governmental authority, and may impose, without limitation, any of the foregoing restricting the sale of securities. The Bank, in its sole discretion at any such sale, may restrict the prospective bidders or purchasers as to their number, nature of business and investment intentions, and may impose, without limitation, a requirement that the persons making such purchases represent and agree, to the satisfaction of the Bank, that they are purchasing the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The proceeds of any collection or of any sale or disposition of the Collateral held pursuant to this Agreement shall be applied towards the Obligations in such order and manner as the Bank determines in its sole discretion, any statute, custom or usage to the contrary notwithstanding.

8.          Safe Custody and Exclusivity.   The Bank shall have no duty as to the Collateral or protection of the Collateral or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the possession of the Bank, and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Bank’s Rights and Remedies (as defined herein) may be exercised without resort or regard to any other source of satisfaction of the Obligations.

9.          Indemnification.   The Pledgor shall indemnify, defend and hold the Bank and its directors, officers, employees, agents and attorneys (each an “Indemnitee”) harmless of and from any claim brought or threatened against any Indemnitee by the Pledgor, any guarantor or endorser of the Obligations, or any other person (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the Bank’s relationship with the Pledgor, or any guarantor or endorser of the Obligations (each

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of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank’s election, but at the expense of the Pledgor), except for any claim arising out of the gross negligence or willful misconduct of the Bank. The within indemnification shall survive payment of the Obligations, and/or any termination, release or discharge executed by the Bank in favor of the Pledgor.

10.         Waivers.   The Pledgor waives notice of intent to accelerate, notice of acceleration, notice of nonpayment, demand, presentment, protest or notice of protest of the Obligations, and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof. No course of dealing and no delay or omission of the Bank in exercising or enforcing any of its rights, powers, privileges, remedies, immunities or discretion (all of which are hereinafter collectively referred to as the “Bank’s Rights and Remedies”) hereunder or under applicable law shall constitute a waiver thereof; and no waiver by the Bank of any default of the Pledgor hereunder or of any demand hereunder shall operate as a waiver of any other default hereunder or any other demand hereunder. No term or provision hereof shall be waived, altered or modified except with the prior written consent of the Bank, which consent makes explicit reference to this Agreement. Except as provided in the preceding sentence, no other agreement or transaction, of whatsoever nature, entered into between the Bank and the Pledgor at any time (whether before, during or after the effective date or term of this Agreement) shall be construed in any particular way as a waiver, modification or limitation of any of the Bank’s Rights and Remedies under this Agreement (nor shall anything in this Agreement be construed as a waiver, modification or limitation of any of the Bank’s Rights and Remedies under any such other agreement or transaction) but all the Bank’s Rights and Remedies not only under the provisions of this Agreement but also under any such other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.

11.         Severability.   If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

12.         Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

13.         Complete Agreement.  This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes, all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

14.         Binding Effect of Agreement.   This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Bank shall be entitled to rely thereon) until released in writing by the Bank. The Bank may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the Bank’s Rights and Remedies; and the Bank shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the Collateral. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

15.         Notices.   Any notices under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer of agent of the Pledgor or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Pledgor or Bank at the address set forth in this Agreement or as any party may from time to time designate by written notice to the other party; notwithstanding the foregoing notices to the Bank with respect to accounting and collateral release and notices to the Trustee pursuant to a Deed of Trust shall be sent to the Bank as follows: Attention: VP Loan Servicing, Loan Services, 6000 Atrium Way, Mt. Laurel NJ 08054.

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16.         Reproductions.   This Agreement and all documents which have been or may be hereinafter furnished by Pledgor to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

17.         Governing Law.   This Agreement is intended to take effect and has been executed or completed and/or is to be performed in New York, and it and all transactions thereunder or pursuant thereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the laws of New York without giving effect to the conflicts of laws principles thereof.

18.         Standards for Exercising Remedies.   To the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, each Obligor acknowledges and agrees that it is not commercially unreasonable for the Bank (a) to fail to incur expenses reasonably deemed significant by the Bank to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (e) to contact other persons, whether or not in the same business as the Obligor, for expressions of interest in acquiring all or any portion of the Collateral, (f) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (g) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (h) to dispose of assets in wholesale rather than retail markets, (i) to disclaim disposition warranties, (j) to purchase insurance or credit enhancements to insure the Bank against risks of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Collateral, (k) to provide credit terms to potential purchasers to facilitate the sale of the Collateral, or (l) to the extent deemed appropriate by the Bank, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral. Each Pledgor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Bank would not be commercially unreasonable in the Bank’s exercise of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to any Pledgor to impose any duties on the Bank that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

19.         Jurisdiction and Venue.   The Pledgor irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Agreement. The Pledgor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. The Pledgor hereby consents to process being served in any such suit, action or proceeding (i) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Pledgor’s address set forth herein or such other address as has been provided in writing to the Bank and (ii) in any other manner permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Pledgor.

20.         JURY WAIVER.   THE PLEDGOR AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO

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CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN WAIVED. THE PLEDGOR CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

Executed and dated June 12, 2014.

Pledgor:

Sidoti & Company, LLC

By:	Sidoti Holding Company, LLC, Member

	By:	/s/ Peter Sidoti
Peter Sidoti, Manager

Accepted: TD Bank, N.A.

By:	/s/ Michael A. Lembo
Name:	Michael A. Lembo
Title:	Duly Authorized Representative

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SCHEDULE A

Pledged Collateral

1.          Deposit Account No. 4281235767 with the Bank limited to $518,665 plus all interest which accrues thereon.

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TD Bank, N.A.
317 Madison Avenue
New York, NY 10017

INVOICE

July 30, 2014

Sidoti & Co., LLC
317 Madison Avenue
New York, NY 10017

Reference:       Letter of Credit No.      20006451

Beneficiary:

Federal Home Loan Mortgage Corporation
$518,664.50

The fees for the above-referenced Letter of Credit are now due:

Our calculations are as follows:

$518,644.50 x 1% x 365 days divided by 360 equals $5,200.65 annual fee.

Origination Fee:	$5,200.65
Issuance fee:	$250.00
Courier fee:	$27.00

Total Due:	$5,477.65

PLEASE RETURN THE ENCLOSED COPY OF THIS INVOICE WITH YOUR CHECK MADE PAYABLE TO TD BANK

                 ENCLOSED IS MY CHECK